Exhibit 16.1


April 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:


We  have  read  the  statements   made  by  the  401(k)  Plan  of  Dentsply
International Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 29, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Attachment